UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014 (November 7, 2014)

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Innovative Way, Suite 3330, Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Semyon Dukach

On November 7, 2014 the registrant’s Board of Directors approved a new, unwritten compensation agreement with Semyon Dukach, the registrant’s Chair of the Board of Directors, whereby Mr. Dukach will receive a $37,500 quarterly stipend payable in the form of registrant common stock. The value of the stock price shall be calculated as the average closing price over the 10 trading days leading up to each quarter end. During 2013 and until November 2014, Mr. Dukach received no compensation from the registrant for serving as the registrant’s Chair of the Board of Directors. Mr. Dukach will continue to receive reimbursement of reasonable business expenses in accordance with the registrant’s corporate policy, along with any health benefits the registrant offers its employees.  On November 7, 2014, the Board of Directors also determined that the executive status of the position of Chair of the Board of Directors, which is presently held by Mr. Dukach, is changed to a non-executive status. Mr. Dukach will, however, continue to serve as an active Chair of the Board of Directors.

Richard Carlson

On November 7, 2014 the registrant’s Board of Directors designated Richard Carlson, as an executive officer of the registrant.

Mr. Carlson, age 41 is the President of, and is responsible for overseeing the registrant’s wholly owned subsidiary, SharpSpring, Inc. He has served in that capacity since the registrant acquired the assets of SharpSpring, LLC on August 15, 2014. Prior to that time, from December 2011 to August 15, 2014, he served as president of SharpSpring, LLC. From April 2009 to December 2011, Mr. Carlson served as the Managing Director of US Operations for Panda Security, an Internet security software company.

On August 15, 2014, pursuant to the an Asset Purchase Agreement (“Asset Purchase Agreement”) with SharpSpring, LLC, (“SharpSpring”), and subject to the terms and conditions contained therein, at the closing, SharpSpring sold to the registrant the purchased assets, and the registrant assumed SharpSpring’s assumed liabilities, all as more fully described in the Asset Purchase Agreement. At the closing, $5,000,000 of the purchase price was paid in cash by the registrant to SharpSpring. The remainder of the purchase price is payable as follows: $6,000,000 in cash payable pursuant to the earn-out provision (“Earn-Out Cash Component”) described in the Asset Purchase Agreement; plus up to $4,000,000 in registrant common stock payable pursuant to the earn-out provision (“Earn-Out Stock Component”) described in the Asset Purchase Agreement. The Earn-Out Cash Component and Earn-Out Stock Component are secured pursuant to a security agreement executed by SharpSpring, Inc., granting a security interest to SharpSpring in the purchased assets; and a pledge agreement executed by the registrant, granting a security interest to SharpSpring in 100% of the capital stock of SharpSpring, Inc.

In exchange for serving as the President of SharpSpring, Inc., pursuant to a written agreement, Mr. Carlson receives as compensation, among other things, a base salary of $175,000 per year, along with an option to purchase up to 60,000 shares of the registrant’s common stock at the strike price of $6.29 per share. The options vest as follows: 50% are tied to achieving company growth goals for 2016; the remaining 25% are tied to achieving company growth goals for each subsequent year. All of the options expire on August 13, 2024, subject to earlier expiration in certain circumstances. The option grant was made pursuant to the registrant’s 2010 Employee Stock Plan and subject to the terms of the Plan’s standard stock option agreement.

Nicholas Eckert

On November 7, 2014 the registrant’s Board of Directors designated Nicholas Eckert as an executive officer of the registrant.

Mr. Eckert, age 44 is the President of, and is responsible for overseeing the registrant’s wholly owned companies referred to as the “GraphicMail Group” or “Graphic Mail”, which is comprised of InterInbox SA, a Swiss  corporation, ERNEPH 2012A (Pty) Ltd. dba ISMS, a South African limited company, ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, a South African limited company, and Quattro Hosting, LLC, a Delaware  limited liability company. He has served in that capacity since the registrant acquired GraphicMail on October 17, 2014. Prior to that time, from September 2012 to October 17, 2014, he served as Chief Executive Officer of InterInbox SA and from 2009 to September 2012, Mr. Eckert served as Director of Sales and Marketing of Quattro Hosting, LLC.  Before working with GraphicMail, he founded Impact Promotions a promotional marketing agency that worked with clients such as Frito-Lay, Ferrero Roche and Kellogs.  Prior that Mr. Eckert was a co-founder in All-Hotels.com, one of the first online hotel directories that started in 1998.  All-Hotels had over 1,000,000 visitors a month when it was sold to the Online Travel Company and LastMinute.com in 2001.

On October 17, 2014, pursuant to an Equity Interest Purchase Agreement (“Equity Interest Purchase Agreement”) among each of the individual shareholders and entities listed on Exhibit A to the Equity Interest Purchase Agreement, the registrant acquired the GraphicMail Group. Pursuant to the Equity Interest Purchase Agreement, as amended, and on the terms and subject to the conditions contained therein, at the closing, the sellers sold to the registrant 100% of the shares of the GraphicMail Group, all as more fully described in the Equity Interest Purchase Agreement, as amended. The aggregate purchase price the registrant paid for the GraphicMail Group is $2.5 million in cash, $2.6 million in stock of the registrant, and up to $0.8 million in cash and stock pursuant to the earn-out provisions of the Equity Interest Purchase Agreement, as amended. The price for the shares is subject to certain adjustments as contemplated in the Equity Interest Purchase Agreement, as amended. The $2.5 million cash payment and $2.6 million stock payment was paid by the registrant to the Sellers at the closing of the Equity Interest Purchase Agreement, as amended.

In exchange for serving as the President of the GraphicMail Group, pursuant to a written agreement with InterInbox SA, Mr. Eckert receives as compensation a base salary of $162,290 per year.

Designation Of Executive Officers For Section 16 Purposes

On November 7, 2014 the registrant’s Board of Directors evaluated the designations of its current executive officers (as that term is defined under Rule 3b-7 under the Exchange Act) and designated the following persons as the sole "executive officers" of the registrant:

Jonathan M. Strimling - Chief Executive Officer

Edward S. Lawton - Chief Financial Officer

Richard Carlson - President – SharpSpring, Inc.

Nicholas Eckert - President – GraphicMail Group

The following persons who were previously designated as "executive officers" of the registrant are no longer designated as such, but will continue to serve the registrant in the capacity of their roles:

Alena Chuprakova – Controller; Treasurer

Ruslan Bondariev - Chief Technology Officer; Vice President-Research

Maksym Ilin - Vice President-Operations and Customer Service

Yvonne Gaudette - Vice President - Marketing

Item 8.01

Other Events.

Press Release

On November 12, 2014, the registrant issued a press release announcing its financial results for its third quarter ended September 30, 2014. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference. Management will host an investor conference call on Thursday, November 13, 2014 at 8:30 a.m. ET to review the registrant's financial results. Comparable GAAP information and reconciliation is posted on the registrant’s website at http://investors.smtp.com/.

Amendment to 2010 Employee Stock Plan

On November 7, 2014 the registrant’s Board of Directors amended the registrant’s 2010 Employee Stock Plan. A copy of the amendment is attached as Exhibit 4.2 to this report and incorporated herein by reference. The amendment does not require stockholder approval.

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement (incorporated by reference to the registrant’s first Form 8-K filed on August 15, 2014)
2.2	Equity Interest Purchase Agreement (incorporated by reference to the registrant’s first Form 8-K filed on August 15, 2014)
2.3	Amendment to Equity Interest Purchase Agreement (incorporated by reference to the registrant’s first Form 8-K filed on October 20, 2014)
4.1

SMTP, Inc. 2010 Employee Stock Plan, as amended (incorporated by reference to Appendix A to the registrant’s Definitive Schedule 14C as filed with the Commission on April 30, 2014 and the registrant’s Registration Statement on Form S-1 filed on December 2, 2010)

4.2	Amendment to 2010 Employee Stock Plan.
10.1	Employee Agreement – Richard Carlson
10.2	Employee Agreement – Nicholas Eckert
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:	/s/ Edward S. Lawton
Edward S. Lawton,
Chief Financial Officer

Dated: November 12, 2014